ADMINISTRATIVE AGENCY AGREEMENT


         THIS ADMINISTRATIVE AGENCY AGREEMENT is entered into as of the 30th day of January, 2006, among FARM CREDIT SERVICES OF AMERICA, FLCA ("Farm Credit"), COBANK, ACB ("CoBank") and GREEN PLAINS RENEWABLE ENERGY, INC., Shenandoah, Iowa, an Iowa corporation ("Borrower").

                                    RECITALS

         A. Farm Credit intends to extend fmancing to Borrower, which fmancing will consist of a Master Loan Agreement ("MLA"), a Construction and Term Loan Supplement in the amount of $30,000,000.00 ("Term Loan") and a Construction and Revolving Term Loan Supplement in the amount of $17,000,000.00 ("Term Revolver"). The MLA, Term Loan and Term Revolver are hereinafter referred to as the "Loan Documents."

         B. Farm Credit has agreed to sell a participation interest in the Loan Documents on the closing of the loans contemplated therein to CoBank (a participation interest of up to 100%).

         C. In recognition of its participation interest and its experience in the types of loans contemplated herein, CoBank has agreed to undertake the initial drafting of the Loan documents and related security documentation ("Security Documents") and has agreed to undertake the obligations as administrative agent for these loans.

         D. Farm Credit desires to enter into this agreement in order to appoint CoBank as administrative agent for the Loan Documents and Security Documents. Hereafter, unless otherwise indicated, Loan Documents" shalLalsos lean the S_ecurity_Doc>>ments.

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto agree as follows:

         1. Appointment, Powers and Immunities of Administrative Agent. Farm Credit hereby appoints and authorizes CoBank to act as its agent under the Loan Documents and under the Security Documents (in such capacity the "Administrative Agent") with such powers as are specifically delegated to such Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Farm Credit also agrees that as part of CoBank's duties as Administrative Agent, CoBank shall, on Farm Credit's behalf, perform the loan servicing duties of the "Lead" as such duties are described in the Participation Agreement dated January 12, 1996, between Farm Credit (formerly Farm Credit Services of the Midlands, FLCA) and CoBank, as the same may be amended or replaced from time to time (the "Participation Agreement"). The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Loan Documents, and the Participation Agreement, and shall not by reason of this Agreement be a trustee or fiduciary for Farm Credit; provided, however, the Administrative Agent shall administer its duties and responsibilities in accordance with its customary practices and procedures with respect to similar loans for its own account. The Administrative Agent shall not be responsible to Farm Credit for any recitals, statements, representations or warranties made by Borrower or any officer or official of Borrower or any other person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by Farm Credit or the Administrative Agent under, this Agreement or any other Loan Document, or for the value, legality, validity,

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Administrative Agency Agreement                                                2
Green Plains Renewable Energy, Inc.
Shenandoah, Iowa

         effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Loan Documents or any other document or instrument referred to or provided for herein or therein, or for any failure by Borrower to perform any of its obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its respective directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under the Loan Documents or Security Documents or in connection herewith or therewith, except for its material breach of contract or for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and the Administrative Agent with respect to the Administrative Agent's services hereunder. Borrower acknowledges the appointment of the Administrative Agent and agrees to be bound by the terms of this Agreement.

         2. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.

         3. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Potential Default or Event of Default, as those terms are defined in the MLA, unless the Administrative Agent has received notice from Farm Credit or Borrower specifying such Potential Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a Notice of Default from Borrower, the Administrative Agent shall give prompt notice thereof to Farm Credit. The Administrative Agent shall take such action with respect to such Potential Default or Event of Default which is continuing as determined by the parties under the Participation Agreement. The Administrative Agent shall not be required to take any action which it determines to be contrary to Law.

         4. Indemnification of Administrative Agent. Farm Credit agrees to indemnify the Administrative Agent (to the extent not reimbursed under the applicable provisions of the Loan Documents), for its pro rata participation share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including reasonable attorneys' fees) which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of Loan Documents, or any other documents contemplated by or referred to therein, or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under the MLA) or under the applicable provisions of any of the Loan Documents or the Security Documents or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that Farm Credit shall not be liable for any of the foregoing to the extent they arise from material breach of this Agreement or from the gross negligence or willful misconduct of the Administrative Agent or its directors, officers, employees or agents.

         5. Non-Reliance on Administrative Agent and Other Banks. Farm Credit agrees that it has, independently and without reliance on the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the decision to enter into this

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Administrative Agency Agreement                                                3
Green Plains Renewable Energy, Inc.
Shenandoah, Iowa

Agreement and either originate the loans or purchase a participation in the Loan Documents and that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the Loan Documents. The Administrative Agent shall be required to keep itself informed as to the performance or observance by Borrower of the Loan Documents or any other document referred to or provided for herein or therein and to inspect the properties or books of Borrower. The Administrative Agent shall have the duty and responsibility to provide Farm Credit with any credit or other information concerning the affairs, financial condition or business of Borrower which may come into the possession of the Administrative Agent. The Administrative Agent shall not be required to file this Agreement, the Loan Documents or any document or instrument referred to herein or therein, for record or give notice of this Agreement or any other Loan Document or any document or instrument referred to herein or therein, to anyone. Farm Credit acknowledges and agrees that the Administrative Agent only has the duties and responsibilities explicitly set forth herein and in the Loan Documents and Security Documents.

         6. Failure of Administrative Agent to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of Farm Credit under Section 4 above in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         7. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent, as provided below, the Administrative Agent may resign at any time by giving written notice thereof to Farm Credit and Borrower. Upon any such resignation or removal, Farm Credit shall have the right to appoint a successor Administrative Agent which must be located in the United States of America. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Farm Credit, appoint a successor Administrative Agent which must be located in the United States of America. Farm Credit or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder, except for any liability arising from gross negligence, willful misconduct or material breach of this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         8. Amendments Concerning Agency Function. The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or the Loan Documents or Security Documents which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

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Administrative Agency Agreement                                                4
Green Plains Renewable Energy, Inc.
Shenandoah, Iowa

         9. Liability of Administrative Agent. Except as otherwise provided in the Loan Documents, the Security Documents and herein, the Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of Farm Credit to perform its obligations hereunder or to Farm Credit on account of the failure of Borrower to perform their respective obligations hereunder or under the Loan Documents or Security Documents.

         10. Transfer of Agency Function. Without the consent of Borrower or any Bank, the Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices located in the United States of America, provided that the Administrative Agent shall promptly notify Borrower and each B.

         11. Non-Receipt of Funds by Administrative Agent.

         A. Unless Administrative Agent shall have received notice from Farm Credit prior to the date on which Farm Credit is to provide funds to Administrative Agent for an Advance to be made by Farm Credit that Farm Credit will not make available to Administrative Agent such funds, Administrative Agent may assume that Farm Credit has made such funds available to Administrative Agent on the date of such Advance in accordance with the terms of this Agreement and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent Farm Credit shall not have made such funds available to Administrative Agent, Farm Credit agrees to repay Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the "Base Rate" (as that term is used and defined in the Loan Documents). If Farm Credit shall repay to Administrative Agent such corresponding amount, such amount so repaid shall constitute Farm Credit's Advance for purposes of this Agreement, the Loan Documents and/or Security Documents. If Farm Credit does not pay such corresponding amount forthwith upon Administrative Agent's demand therefore, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to Administrative Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the rate of interest applicable at the time to such proposed Advance.

         B. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to Farm Credit on such due date an amount equal to the amount then due Farm Credit. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, Farm Credit shall repay to Administrative Agent forthwith on demand such amount distributed to Farm Credit together with interest thereon, for each day from the date such amount is distributed to Farm Credit until the date Farm Credit repays such amount to Administrative Agent at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate.

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Administrative Agency Agreement                                                5
Green Plains Renewable Energy, Inc.
Shenandoah, Iowa

         12. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement or the Loan Documents or Security Documents to which Borrower is a party, shall in any event be effective to modify or change the duties or rights of the Administrative Agent unless the same shall be in writing and signed by the Banks and the Administrative Agent.

         13. Notices. All notices or communications hereunder shall be in writing and shall be deemed duly given upon delivery if personally delivered or sent by telegram or facsimile transmission, or three (3) days after mailing if sent by express, certified or registered mail, to the parties at the following addresses (or such other address for a parry as shall be specified by like notice):

          Farm Credit Services of America, FCLA
          P.O. Box 2409
          Omaha, Nebraska 68103-2409 Attention: Jeremy Wilhelm
          Telephone: (402) 348-3333 Facsle: (402) 348-3324

          CoBank, ACB
          11837 Miracle Hills Drive, Suite 200 Omaha, Nebraska
          68154-4404
          Attention: Tom Houser, Vice President Telephone: (402) 492-2013
          Facsimile: (402) 492-2001

          Green Plains Renewable Energy, Inc. 9635 Irvine Bay Court Las Vegas, Nevada 89147
          Attention: Barry Ellsworth, President Telephone: (702)
          524-8928
          Facsimile: (702) 220-4535

          With copy to:
          Green Plains Renewable Energy, Inc. 119 South Elm Street Shenandoah, Iowa 51601
          Attention: Allen Sieversten

         14. Attorney's Fees. The prevailing party in any action or other proceeding to enforce its rights under this Agreement shall be entitled to its costs of suit, and reasonable attorneys' fees, in addition to all other recovery or relief to which it may be entitled.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

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Administrative Agency Agreement                                                6
Green Plains Renewable Energy, Inc.
Shenandoah, Iowa


         16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused the execution of this Agreement as of the date first above written.


FARM CREDIT SERVICES                      CoBANK, ACB
OF AMERICA, FLCA

By: /s/ Gary Mazour                       By: /s/ Terisa L. Fountian
Its: V.P.                                 Its: Assistant Corporate Secretary


GREEN PLAINS RENEWABLE ENERGY, INC.

By: /s/ Barry A. Ellsworth
Its: CEO & President